UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

Vican Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

2960 W. Pioneer Road Ogden, UT 84404
(Address of Principal Executive Offices)

(866) 611-5661
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

Executive Officer and majority shareholder, Dr. Gregory Mongean and Christopher Dean (the "Members").  Pursuant to the Share Exchange Agreement, at the closing thereof (the "Closing") the Company agreed to exchange the outstanding membership interests of Unprescribed held by the Members for an aggregate of 25,000,000 shares of common stock of the Company.  Ian Jenkins, the holder of 1,830,000 shares of common stock and 100 shares of Series A Preferred Stock, agreed to cancel such shares as of and at the Closing.  Other than Mr. Jenkins, shareholders of Company's common stock hold approximately 109,907 shares, which will remain unchanged by the Share Exchange Agreement.  In addition, at the Closing, the holders of an aggregate of approximately $1,357,000 of outstanding convertible notes issued by the Company have agreed to limit conversion of such debt to a maximum of 8,500,000 shares of common stock, or approximately 25% of the post-Closing outstanding shares of common stock, and the remaining debt will be cancelled.

At the Closing, two additional members of Unprescribed, Dr. Gregory Mongean and Christopher Dean, will become officers and directors of the Company.

The Share Exchange Agreement contemplates that the issuance of shares of our Common Stock to holders of Unprescribed's membership interests in connection therewith will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering, and Regulation D under that section, and that these securities, when issued, may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements, and will be subject to further contractual restrictions on transfer as described in the Share Exchange Agreement.

The Share Exchange Agreement and the transactions contemplated thereby have been approved by the Board of Directors of the Company and the Members of Unprescribed.

The Share Exchange Agreement will terminate automatically if the transactions contemplated herein have not occurred by May 31, 2017, and it may be terminated by Unprescribed or the Company under certain specified circumstances.

All descriptions of the Share Exchange Agreement herein are qualified in their entirety by reference to the text thereof filed as Exhibit 2.1 hereto, which is incorporated herein by reference. The Share Exchange Agreement governs the contractual rights between the parties in relation to the transactions contemplated thereby and contains customary representations and warranties and pre- and post-closing covenants of each party. The Share Exchange Agreement is not intended to be, and should not be relied upon as, making disclosures regarding any facts and circumstances relating to the Company or Unprescribed. The Share Exchange Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide investors with information regarding the terms and conditions of the Share Exchange Agreement, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transactions contemplated thereby, is not intended to provide any other factual information regarding the Company or Unprescribed or the actual conduct of their respective businesses during the pendency of the Share Exchange Agreement, or to modify or supplement any factual disclosures about the Company contained in any of the Company's public reports filed with the Securities Exchange Commission (the "SEC"). The representations and warranties contained in the Share Exchange Agreement have been negotiated with the principal purpose of establishing the circumstances under which a party may have the right not to consummate the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and of allocating risk between the parties, rather than establishing matters as facts. These representations, warranties and covenants were made as of specific dates and only for purposes of the Share Exchange Agreement, not for the benefit of any investors, and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Share Exchange Agreement. The parties reserve the right to, but are not obligated to amend or revise the Share Exchange Agreement. Accordingly, investors should not rely on representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Convertible Promissory Note

On April 11, 2017, the Company issued a Convertible Promissory Note ("Note") to an accredited investor.  The Note has an aggregate principal amount of $500,000, matures one year from the date of issuance (the "Maturity Date"), and bears an interest rate of 8% per annum.  The holder may convert the Note at any time up to the Maturity Date into shares of the Company's common stock, par value $0.001 per share, at a conversion price equal to $1.00 per share.  The Company may prepay the Note prior to the Maturity Date and/or the date of conversion without penalty upon receiving the written consent of the holder.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

These securities were not registered under the Securities Act of 1933, as amended (the "Securities Act"), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a "public offering," as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

On April 5, 2017, Ian Jenkins acquired 1,830,000 shares of Common Stock of the Company, representing approximately 94.3% of the issued and outstanding shares of Common Stock of the Company as of such date, from Acadian Group, Inc., Cumbria Capital, LP, and Kenneth I. Denos, PC, the previous majority shareholders of the Company. Ian Jenkins also acquired 100 shares of Series A Preferred Stock from Cumbria Capital, LP, representing all of the issued and outstanding shares of Series A Preferred Stock of the Company.  The Series A Preferred Stock is not convertible into common stock and carries no dividend, distribution, or liquidation rights, but each share of Series A Preferred Stock holds 10,000,000 voting rights and is entitled to vote together with our common stock on all matters. Consequently, the Mr. Jenkins unilaterally controls the election of the Company's Board of Directors, all matters upon which shareholder approval is required, and ultimately, the direction of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

On April 5, 2017, the Company's Chief Executive Officer and President, Chene Gardner, resigned from all positions previously held at the Company, effective immediately.  In addition, Chene Gardner submitted his Board of Directors resignation, which shall become effective on the 10th day following the mailing of this information statement to the stockholders of the Company (the "Effective Date").

There were no disagreements between Mr. Gardner and the Company or any of its officer or directors.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

On April 5, 2017, Ian Jenkins, was appointed as Chief Executive Officer, Chief Financial Officer, and Director, effective immediately.

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Ian Jenkins
Mr. Jenkins has been the Managing Partner of Unprescribed, LLC since 2016.  He was Director of Marketing from 2012 to 2016 at Systemic Formulas Inc., and an Industry Consultant from 2011 to 2012 at Project Based in Salt Lake City, Utah.  Mr. Jenkins was a Turnaround Consultant with Coleridge Group - Phoenix, Arizona, from 2010 to 2011 and Chief Executive Officer of CodeTec - Phoenix, Arizona, from 2009 to 2010. Mr. Jenkins received a Bachelor of Science in Exercise Physiology in 2007 from Utah State University, and an MBA, International Business / Entrepreneurship in 2011 from the Thunderbird School of Global Management - Glendale, AZ.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Form of Share Exchange Agreement, dated April 11, 2017, by and among Vican Resources, Inc., Unprescribed, LLC. and members of Unprescribed, LLC.*

* Filed herewith
.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vican Resources, Inc.

Date: April 12, 2017	By:	/s/ Ian Jenkins
Name: Ian Jenkins
Title: Chief Executive Officer